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                                                                   Exhibit 23.10

                                  Consent of
                 Person Named as about to Become a Director of
                              Halliburton Company

        In conformity with Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to be named in the Registration Statement on Form S-4 filed by Halliburton Company (the "Company") with the Securities and Exchange Commission as a person to become a director of the Company upon consummation of the merger therein described.

Date: May 14, 1998

                                        /s/ Ray L. Hunt
                                        --------------------------------
                                        Ray L. Hunt